Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-15
*CUSIP:    21988G783       Class     A-1
           21988GAM8       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of          January 15, 2004.....                             $0.00
         Scheduled Income received on securities.....            $3,355,262.30
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                 -$3,203,964.00
         Distribution to Class A-2 Holders.....                   -$151,298.30
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of         July 15, 2004.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         January 15, 2004.....                              $0.00
         Scheduled principal payment received on securities.....         $0.00

LESS:
       Distribution to Holders.....                                     -$0.00
Balance as of         July 15, 2004.....                                 $0.00


              UNDERLYING SECURITIES HELD AS OF      July 15, 2004

              Principal
                Amount                        Title of Security
              ---------                       -----------------
             $88,999,000            JPM Capital Trust I 7.54% Cumulative
                                    Capital Securities due January 15, 2027
                                    *CUSIP:        46623PAA2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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